     As filed with the Securities and Exchange Commission on March 12, 1998
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                                 JTS CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                              770364572
     (State of Incorporation)          (I.R.S. Employer Identification No.)


                              166 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
                    (Address of principal executive offices)


                   1995 AMENDED AND RESTATED STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                DAVID T. MITCHELL
                             CHIEF EXECUTIVE OFFICER
                                 JTS CORPORATION
                              166 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                             ANDREI M. MANOLIU, ESQ.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5048


                                                                     Page 1 of 8
                                                         Exhibit Index at Page 8

                        CALCULATION OF REGISTRATION FEE


                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED        REGISTERED          SHARE (1)             PRICE (1)         REGISTRATION FEE
 -------------------     ------------     ------------------    ------------------    ----------------
Stock Options and
Common Stock (par
value $.001)(2)            5,000,000           $0.46875             $2,343,750             $691.41


Common Stock (par
value $.001)(3)            7,000,000           $0.46875             $3,281,250             $967.97


TOTAL                     12,000,000           $0.46875             $5,625,000           $1,659.38


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on March 9, 1998 as reported on The American Stock Exchange, Inc.

(2) Represents 5,000,000 additional shares of Common Stock reserved for issuance pursuant to the Company's 1995 Amended and Restated Stock Option Plan.

(3) Represents 7,000,000 Shares of Common Stock reserved for issuance pursuant to the Company's 1997 Employee Stock Purchase Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by JTS Corporation (the "Company" as the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) Exhibit 10.1 of the Company's Registration Statement on Form S-4 (File No. 333-09329), filed June 24, 1996.

        (b) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        (d) The description of the Company's Common Stock which is contained in the registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers to the fullest extent permitted by law. Under its Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director is subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in Delaware law.


                                    EXHIBITS

EXHIBIT
NUMBER

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Deloitte & Touche LLP.

23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1+          1995 Amended and Restated Stock Option Plan.

99.2+ Forms of agreements used in connection with the 1995 Amended and Restated Stock Option Plan.

99.3           1997 Employee Stock Purchase Plan.

+       Filed as an exhibit to the Registrant's Registration Statement on
Form S-4 (No. 333-09329) as amended through the date hereof, and incorporated herein by reference.


                                  UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March __, 1998.


                                        JTS CORPORATION


                                        By     /s/ DAVID T. MITCHELL
                                          -------------------------------------
                                             David T. Mitchell
                                             President, Chief Executive Officer
                                             and Director


                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Mitchell and Joseph A. Prezioso, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
        /s/ DAVID T.MITCHELL                President, Chief Executive          March 12, 1998
------------------------------------        Officer and Director
        (David T. Mitchell)




        /s/ JOSEPH A PREZIOSO               Chief Financial Officer             March 12, 1998
------------------------------------        (Principal Financial Officer)
        (Joseph A. Prezioso)



        /s/ AIDAN CULLEN                    Controller                          March 12, 1998
------------------------------------
       (Aidan Cullen)



        /s/ SIRJANG LAL TANDON              Chairman of the Board and           March 12, 1998
------------------------------------        Corporate Technical Strategist
        (Sirjang Lal Tandon)



                                            Director
------------------------------------
        (Jack Tramiel)



        /s/ ROGER W. JOHNSON                Director                            March 12, 1998
------------------------------------
        (Roger W. Johnson)



        /s/ JEAN D. DELEAGE                 Director                            March 12, 1998
------------------------------------
        (Jean D. Deleage)

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION                                              SEQUENTIAL PAGE NUMBER

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Deloitte & Touche LLP.

23.3           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1+          1995 Amended and Restated Stock Option Plan.

99.2+ Forms of agreements used in connection with the 1995 Amended and Restated Stock Option Plan.

99.3           1997 Employee Stock Purchase Plan.

+       Filed as an exhibit to the Registrant's Registration Statement on Form
S-4 (No. 333-09329) as amended through the date hereof, and incorporated herein by reference.